Exhibit 10.2

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

Execution Version

Exclusive License Agreement

Between

Thomas Jefferson University

And

Clementia Pharmaceuticals, Inc.

Re:	[*****], titled “Muscle Repair and Regeneration Elicited by a Gamma-Retinoid Agonist”

This Exclusive License Agreement between Thomas Jefferson University and Clementia Pharmaceuticals, Inc. is effective as of February 10, 2014 (the “Effective Date”).

For and in consideration of the mutual promises and covenants set forth below, the parties, intending to be legally bond, hereto agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1	ACADEMIC RESEARCH PURPOSES shall mean use of PATENT RIGHTS for internal, educational, academic, non-commercial and non-commercially sponsored research purposes on a non-transferable and non-sublicenseable basis or other not-for-profit scholarly purposes which are undertaken at a non-profit or governmental institution that does not use, directly or indirectly, the PATENT RIGHTS in the production or manufacture of products for commercial sale or the performance of services for a fee.

1.2	AFFILIATE shall mean any entity which controls, is controlled by, or is under common control with LICENSEE. For the purposes of this definition, “control” shall mean beneficial ownership (direct or indirect) of more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority). Unless otherwise specified, the term LICENSEE includes AFFILIATES.

1.3	CONSIDERATION shall mean and include without limitation, money, services, property and any other thing of value such as payment of costs, cancellation or forgiveness of indebtedness, discounts, stocks, rebates, barter and like exchanges for value. If any such CONSIDERATION is in a form other than cash (such as in kind, equity interests, indebtedness earn-outs, or other deferred payments, consulting fees, etc.) then the value of such CONSIDERATION shall be determined in good faith by the Parties.

1.4	FIELD shall mean all fields of use.

Execution Version

1.5	LICENSED PROCESSES shall mean processes, the performance or conduct of which would infringe one or more VALID CLAIMs included within the PATENT RIGHTS within the FIELD.

1.6	LICENSED PRODUCTS shall mean any product (i) the composition of matter of which infringes one or more VALID CLAIMS included within the PATENT RIGHTS, or (ii) that is labeled for a method of use that infringes one or more VALID CLAIMs included within the PATENT RIGHTS within the FIELD; in each case determined on a country by country basis in the country of sale.

1.7	LICENSEE shall mean Clementia Pharmaceuticals, Inc., and its AFFILIATES, a company organized under the laws of Canada and having an office at 1375 Transcanadian Highway, Suite 200, Dorval, Quebec, H9P 2W8, Canada.

1.8	NET RESEARCH AND DEVELOPMENT INCOME shall mean RESEARCH AND DEVELOPMENT INCOME less LICENSEE’s actual direct and indirect cost for research, development and/or research development services provided in the generation of such income.

1.9	NET SALES shall mean the gross amount collected or received (whichever is greater) by LICENSEE, its SUBLICENSEES or any of its or their AFFILIATES for sales, leases, or other transfers (other than sublicenses) of LICENSED PRODUCTS and/or LICENSED PROCESSES, less:

[*****]

NET SALES also includes the fair market value of any CONSIDERATION whatsoever received by LICENSEE or SUBLICENSEES for the sale, lease, or transfer of LICENSED PRODUCTS and/or LICENSED PROCESSES, other than NON-ROYALTY SUBLICENSE INCOME; provided, however that any transfers among LICENSEE, its AFFILIATE, SUBLICENSEES or third party resellers shall not be considered a sale and shall be excluded from NET SALES, and only the subsequent sales of LICENSED PRODUCTS and/or LICENSED PROCESSES to unrelated third parties shall be deemed NET SALES hereunder.

1.10	NON-ROYALTY SUBLICENSE INCOME shall mean the amount paid to LICENSEE by a SUBLICENSEE (other than an AFFILIATE of LICENSEE) in consideration of the granting of a sublicense under Section 3.2 hereinafter, including but not limited to (i) license fees, (ii) milestone payments, (iii) the fair market value in cash of any non-cash CONSIDERATION of any kind for such sublicense, (iv) in the event that LICENSEE receives any payment for equity in connection with such sublicense that included a premium over the fair market value of such equity, then in addition to the amounts included under subsection for such equity, the amount of such premium, and (v) NET RESEARCH AND DEVELOPMENT INCOME.

1.11	PATENT RIGHTS shall mean (i) the patent applications and patents listed in Appendix A of this Agreement, or (ii) the VALID CLAIMs of such patent applications and patents, or (iii) the inventions described and claimed therein, or (iv) any divisions, or

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

Execution Version

continuations of the patent applications and patents as listed in Appendix A, or (v) specific claims of any continuations-in-part of such patent applications and patents to the extent the specific claims are directed to subject matter described in the patent applications and patents listed in Appendix A in a manner sufficient to support such specific claims under 35 U.S.C., or (vi) patents issuing thereon or reissues thereof, or (vii) any and all foreign patents and patent applications corresponding to any of the foregoing, or the combination of the above, all to the extent owned or controlled by TJU.

1.12	RESEARCH AND DEVELOPMENT INCOME shall mean the total financial CONSIDERATION of any kind (excluding amounts taken into account for purposes of calculating NET SALES) received as a result of the utilization of LICENSED PRODUCTS or LICENSED PROCESSES by LICENSEE as a result of a contract with a third party.

1.13	SUBLICENSEE shall mean any third party to whom LICENSEE has granted a license to make, have made, use and sell the LICENSED PRODUCT or perform or conduct a LICENSED PROCESS under PATENT RIGHTS, provided said third party has agreed in writing with LICENSEE to accept the conditions and restrictions agreed to by LICENSEE in this Agreement.

1.14	TERRITORY shall mean worldwide.

1.15	TJU shall mean Thomas Jefferson University, a nonprofit Pennsylvania educational corporation having offices at 1020 Locust Street, Suite M34, Philadelphia, PA 19107.

1.16	VALID CLAIM shall mean either (a) a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any unappealable or unappealed decision or (b) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling and that has been pending for less than seven (7) years from its priority date.

1.17	The terms “Public Law 96-517” and “Public Law 98-620” include all amendments to those statutes.

1.18	The terms “sold” and “sell” include, without limitation, leases and other legal transfers and similar transactions involving CONSIDERATION.

ARTICLE II
REPRESENTATIONS

2.1	TJU is the owner by assignment from inventors of their entire right, title and interest in the PATENT RIGHTS, and in the inventions described and claimed therein as listed in Appendix A.

2.2	TJU has the authority to issue licenses under PATENT RIGHTS. TJU has not granted any license under PATENT RIGHTS to any third party and has no obligation to do so except as required by TJU’s obligations in Section 3.3(a) or as permitted in Section 3.3(b).

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

Execution Version

2.3	TJU is committed to the policy that ideas or creative works produced at TJU should be used for the greatest possible public benefit, and believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest.

2.4	LICENSEE is prepared and intends to diligently develop the LICENSED PRODUCTS and/or LICENSED PROCESSES and to bring LICENSED PRODUCTS and/or LICENSED PROCESSES to market which are subject to this Agreement.

2.5	LICENSEE is desirous of obtaining an exclusive license in the TERRITORY within the FIELD in order to practice the above-referenced inventions covered by PATENT RIGHTS in the TERRITORY, and to manufacture, use and sell in the commercial market the products made in accordance therewith, and TJU is desirous of granting such a license to LICENSEE in accordance with the terms of this Agreement.

ARTICLE III
GRANT OF RIGHTS

3.1	TJU hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, in the TERRITORY and within the FIELD an exclusive license under PATENT RIGHTS to make and have made, to use and have used, to sell and have sold, to offer for sale, to import, to export, to research, develop and improve the LICENSED PRODUCTS, and to practice, perform and conduct the LICENSED PROCESSES, for the term of the PATENT RIGHTS. In order to provide LICENSEE with commercial exclusivity, for as long as the license under the PATENT RIGHTS remains exclusive, TJU agrees that, unless LICENSEE has defaulted under this Agreement, TJU has given a notice of such default as set forth in Section 9.2, and LICENSEE has not cured or taken reasonable steps to cure such default within the relevant time period set forth in Section 9.2, it will not grant licenses under PATENT RIGHTS in the TERRITORY and within the FIELD to any third party except as required by TJU’s obligations in Section 3.3(a) or as permitted in Section 3.3(b).

3.2	The foregoing license to LICENSEE includes the right to issue sublicenses in the TERRITORY and within the FIELD to third parties to make, have made, use and have used, to sell and have sold, to offer for sale, to import, to export, to research, develop and improve the LICENSED PRODUCTS and to practice LICENSED PROCESSES, providing LICENSEE has current exclusive rights thereto under this Agreement at the time the sublicense is granted. LICENSEE shall within thirty (30) days following execution of any sublicense provide TJU a copy of such sublicense agreement for review. To the extent applicable, such sublicenses shall include all of the rights of and obligations due to TJU (and, if applicable, the United States Government) that are contained in this Agreement. LICENSEE shall collect and guarantee payment of all royalties due TJU from SUBLICENSEES, and summarize and deliver all reports due TJU from SUBLICENSEES.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

Execution Version

3.3	The granting and exercise of this license is subject to the following conditions:

(a)	TJU’s “Patent Policy”, Public Law 96-517, Public Law 98-620, and TJU’s obligations under agreements with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96- 517 or Public Law 98-620, shall be subject to modification as may be required to conform to the provisions of those statutes.

(b)	TJU reserves the right to make and use, and grant to others non-exclusive licenses to make and use for ACADEMIC RESEARCH PURPOSES the subject matter described and claimed in PATENT RIGHTS.

(c)	LICENSEE shall use commercially reasonable diligent efforts, consistent with those efforts used by developers of pharmaceutical products and services of similar size and resources under similar circumstances, to effect introduction of the LICENSED PRODUCTS and/or LICENSED PROCESSES into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep LICENSED PRODUCTS and/or LICENSED PROCESSES reasonably available to the public.

(d)	At any time after three (3) years from the Effective Date of this Agreement, TJU may terminate or render this license non-exclusive if, in TJU’s reasonable judgment, the progress reports furnished by LICENSEE substantially demonstrate that LICENSEE has neither:

(i)	used commercially reasonable efforts, consistent with those efforts used by developers of pharmaceutical products and services of similar size and resources under similar circumstances, to put the licensed subject matter into commercial use in the country or countries hereby licensed, directly or through a sublicense, and/or is not keeping the licensed subject matter reasonably available to the public; nor

(ii)	engaged in research, development, manufacturing, marketing or sublicensing activity, consistent with those efforts used by developers of pharmaceutical products and services of similar size and resources under similar circumstances, reasonably appropriate to achieving 3.3(d)(i).

(e)	In all sublicenses granted by LICENSEE hereunder, LICENSEE shall include a requirement that the SUBLICENSEE(s) use its commercially reasonable efforts, consistent with those efforts used by developers of pharmaceutical products and services of similar size and resources under similar circumstances, to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible. LICENSEE shall further provide in such sublicenses that such sublicenses are subject and subordinate to the terms and conditions of this Agreement, except: [*****]. Copies of all executed sublicense agreements shall be provided to TJU within thirty (30) days of execution. TJU agrees to maintain

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

Execution Version

any information contained in such provisions in confidence, except as otherwise required by law, however, TJU may include in its usual reports annual amounts of royalties paid.

(f)	TJU understands and acknowledges that LICENSEE will be spending considerable resources, both human and financial on the development of the LICENSED PRODUCTS and/or LICENSED PROCESSES in an effort to obtain the necessary approvals of LICENSED PRODUCTS and/or LICENSED PROCESSES within the FIELD and in the TERRITORY. LICENSEE further acknowledges that it is TJU’s mission to endeavor to make the LICENSED PRODUCTS and/or LICENSED PROCESSES available to the public, where feasible.

(g)	To the extent that federal funds have been used to support research leading to a patent or patent application in the PATENT RIGHTS, LICENSEE shall cause any LICENSED PRODUCT produced for sale or LICENSED PROCESSES used by LICENSEE or SUBLICENSEES in the United States to be manufactured or utilized substantially in the United States during the period of exclusivity of this license in the United States, in the absence of a waiver of such requirement.

3.4	All rights reserved to the United States Government and others under Public Law 96-517, and Public Law 98-620, shall remain and shall in no way be affected by this Agreement.

ARTICLE IV
ROYALTIES

4.1	LICENSEE shall pay to TJU a one-time, non-creditable, non-refundable license fee in the sum of [*****] within thirty [*****] from the Effective Date of the Agreement. If this Agreement is executed and terminated prior to TJU receiving the above-mentioned non-creditable, non-refundable license fee in the sum of [*****], LICENSEE is still responsible to pay such license fee to TJU upon the termination of this Agreement.

4.2	(a)	LICENSEE shall pay to TJU during the term of this Agreement a royalty on annual NET SALES by LICENSEE and SUBLICENSEE as follows.

[*****]

No royalty stacking is allowed under this Agreement.

(b)	LICENSEE shall pay to TJU a percentage of all NON-ROYALTY SUBLICENSE INCOME as follows.

[*****]

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

Execution Version

4.3	As consideration for the exclusive rights granted hereunder, LICENSEE shall pay to TJU during the term of this Agreement the following cash milestone payments [*****] of the first occurrence of such milestone event (time of payment is of the essence) as follows:

[*****]

4.4	Notwithstanding anything herein to the contrary, if the license pursuant to this Agreement is converted to a non-exclusive one and if other non-exclusive licenses in the same field and territory are granted, the above royalties shall not exceed [*****].

4.5	On sales between LICENSEE and its AFFILIATES or SUBLICENSEES for resale, the royalty shall be paid by LICENSEE on the NET SALES of the subsequent resale by the LICENSEE, its AFFILIATES, or SUBLICENSEES, as appropriate, and not on the sales between LICENSEE and its AFFILIATES or SUBLICENSEES.

4.6	No later than [*****] of each calendar year, LICENSEE shall pay to TJU a non-refundable license maintenance royalty as an advance on royalties payable under Section 4.2(a). To the extent such payments exceed actual royalties owing in such calendar year, such payments may be credited against running royalties due and owing for future calendar years, and royalty reports shall reflect such a credit as and when applied. Such credits shall not be credited against milestone payments under Section 4.3 and NON-ROYALTY SUBLICENSEE INCOME (as listed in Section 4.2(b)) nor for any other payments made pursuant to this license.

[*****]

Payments in excess of actual earned royalties will be carried forward and applied to royalty payable in future years.

ARTICLE V
REPORTING

5.1	[*****] after the Effective Date of this Agreement, LICENSEE shall provide to TJU a written research and development plan under which LICENSEE intends to undertake efforts to bring the subject matter of the licenses granted hereunder into commercial use following execution of this Agreement. Such plan shall include projections of sales and proposed marketing efforts, but shall not be binding on LICENSEE with respect to the conduct of its research and development efforts.

5.2	No later than [*****] of each calendar year, LICENSEE shall provide to TJU a detailed written annual progress report describing progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the most recent twelve (12) month period ending [*****] and plans for the forthcoming year. If progress differs from that anticipated in the plan required under Section 5.1, LICENSEE shall explain the reasons for the difference and propose a modified research and development plan for TJU’s review. LICENSEE shall also provide any reasonable additional data TJU reasonably requires to evaluate LICENSEE’s performance.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

Execution Version

5.3	LICENSEE shall report to TJU the date of first sale of LICENSED PRODUCTS or LICENSED PROCESSES in each country within [*****] of occurrence.

5.4	(a)	LICENSEE shall submit to TJU within sixty (60) days after each calendar year ending December 31, a Royalty Report setting forth for such year at least the following information:

(i)	the number of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and SUBLICENSEEs in each country;

(ii)	total billings and amounts actually received for such LICENSED PRODUCTS;

(iii)	an accounting for all LICENSED PROCESSES used or sold;

(iv)	deductions applicable to determine the NET SALES of any of the foregoing;

(v)	the amount of NON-ROYALTY SUBLICENSE INCOME received by LICENSEE; and

(vi)	the amount of royalty due on each of the foregoing, or, if no royalties are due to TJU for any reporting period, the statement that no royalties are due.

Such report shall be certified on behalf of LICENSEE as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties.

(b)	LICENSEE shall pay to TJU with each such Royalty Report the amount of royalty due with respect to such year.

(c)	All payments due hereunder shall be deemed received, if paid by check, on delivery of the check to TJU and credited to TJU’s bank account, or, if paid by wire transfer, when funds are credited to TJU’s bank account. All amounts due shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the New York Times or the Wall Street Journal) on the last working day of each royalty period. No transfer, exchange, collection or other charges shall be deducted from such payments.

(d)	All such reports shall be maintained in confidence by TJU except as required by law; however, TJU may include in its usual reports annual amounts of royalties paid.

(e)	Late payments shall be subject to a charge of [*****], whichever is greater.

5.5	In the event of acquisition, merger, change of corporate name, or reorganization of LICENSEE, LICENSEE shall notify TJU in writing within thirty (30) days of such event

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Execution Version

and provide TJU with reasonable assurance that such changes shall not effect payment to TJU or the commercialization of the LICENSED PRODUCT and/or LICENSED PROCESS, and any other factors that may be relevant to TJU’s evaluation of its consent to certain assignments pursuant to Section 10.5.

5.6	If LICENSEE or any AFFILIATE or SUBLICENSEE does not qualify as a “small entity” as provided by the United States Patent and Trademark Office, LICENSEE must notify TJU in writing immediately.

ARTICLE VI
RECORD KEEPING

6.1	LICENSEE shall keep, and shall require its AFFILIATES and SUBLICENSEEs to keep, accurate records (together with supporting documentation) of LICENSED PRODUCTS and/or LICENSED PROCESSES made, used or sold under this Agreement, appropriate to determine the amount of royalties due to TJU hereunder. Such records shall be retained for at least [*****] following the end of the reporting period to which they relate. They shall be available during normal business hours for examination by an accountant selected by TJU, for the sole purpose of verifying reports and payments hereunder. In conducting examinations pursuant to this Section, TJU’s accountant shall have access to all records which TJU reasonably believes to be relevant to the calculation of royalties under Article IV.

6.2	TJU’s accountant shall give a written report of its finding to both TJU and LICENSEE at substantially the same time and shall not disclose to TJU any information other than information relating to the accuracy of reports and payments made hereunder unless required by law, regulation or pursuant to court order.

6.3	Such examination by TJU’s accountant shall be at TJU’s expense, except that if such examination shows an underreporting or underpayment in excess of [*****], or in excess of [*****], whichever is less, then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to TJU had the LICENSEE reported correctly, plus interest on said sum at the rate of [*****]. Any overpayment by LICENSEE shall be creditable by LICENSEE against future payment obligations, or shall be refunded by TJU.

ARTICLE VII
DOMESTIC AND FOREIGN PATENT FILING AND MAINTENANCE

7.1	[*****].

[*****].

7.2	[*****] shall be responsible for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in PATENT RIGHTS. [*****] will instruct counsel to directly notify [*****] and its patent counsel and provide them copies

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Execution Version

of any official communications from the United States and foreign patent offices relating to said prosecution, and to provide [*****] and its counsel with advance copies of all relevant communications to the various patent offices, so that [*****] may be informed and apprised of the continuing prosecution of patent applications in PATENT RIGHTS. [*****] shall have reasonable opportunities to participate in decision making on all key decisions affecting filing, prosecution and maintenance of patents and patent applications in PATENT RIGHTS. [*****] will use reasonable efforts to incorporate [*****] reasonable suggestions regarding said prosecution. [*****] shall use all reasonable efforts to amend any patent application to include claims reasonably requested by [*****] to obtain patent protection for LICENSED PRODUCTS and/or LICENSED PROCESSES. [*****] will provide thirty (30) days’ notice of the intended final abandonment of any claim in any patent application included in PATENT RIGHTS and at the written request of [*****] will pursue such claim in a divisional or continuation application.

7.3	TJU and LICENSEE shall cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, executing all papers and instruments or requiring members of TJU to execute such papers and instruments so as to enable [*****]. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents.

7.4	[*****] may elect to surrender its PATENT RIGHTS in any country upon sixty (60) days written notice to [*****]. Such notice shall not relieve [*****] from responsibility to pay the patent prosecution law firm for patent-related expenses incurred prior to the expiration of the sixty (60) day notice period. [*****] shall not have any further obligations to [*****] in such country after the expiration of such sixty (60) day notice period.

ARTICLE VIIi
INFRINGEMENT

8.1	[*****] shall have the right to prosecute in its own name and at its own expense any infringement of the PATENT RIGHTS, [*****]. [*****] agrees to notify [*****] promptly of each infringement of such patents of which [*****] has knowledge or becomes aware. Before [*****] commences an action with respect to any infringement of such patents, [*****] shall give careful consideration to the views of [*****] and to potential effects on the public interest in making its decision whether or not to sue.

8.2	(a)	If [*****] elects to commence an action as described above, [*****] may, to the extent permitted by law, elect to join as a party in that action. Regardless of whether [*****] elects to join as a party, [*****] shall cooperate fully with [*****] in connection with any such action. [*****] may require [*****] to join as a party to any such action, provided that before [*****] names [*****] as a party, [*****] shall consult with [*****] and give careful consideration to the

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Execution Version

views of [*****] in making its decision whether or not to name [*****] as a party.

(b)	If [*****] elects to join as a party pursuant to Subsection (a), [*****] will give careful consideration to [*****] input regarding the infringement action.

(c)	If [*****] joins as a party to any action at [*****] request, [*****].

8.3	If [*****] elects to commence an action as described above, [*****].[*****].[*****].

8.4	No settlement, consent judgment or other voluntary final disposition of the suit that materially adversely affects TJU’s rights may be entered into without the prior written consent of TJU, which consent shall not be unreasonably withheld. An admission of liability on the part of TJU shall be reasonable grounds to withhold consent.

8.5	Recoveries or reimbursements from actions commenced pursuant to this Article shall first be applied to reimburse LICENSEE and TJU, for litigation costs not deducted from royalties and then [*****]. Any additional recoveries shall be treated as though such amount represented [*****].

8.6	If [*****] elects not to exercise its right to prosecute an infringement of the PATENT RIGHTS pursuant to this Article, [*****] may do so at its own expense, controlling such action and retaining all recoveries therefrom. [*****] shall cooperate fully with [*****] in connection with any such action at [*****] expense.

8.7	Without limiting the generality of Section 8.6, [*****] may, at its election and by notice to [*****], establish a time limit of [*****] to decide whether to prosecute any infringement or otherwise attempt to abate such infringement of which [*****] has knowledge or becomes aware. If, by the end of such [*****] period, [*****] has not commenced such an action or otherwise undertaken an attempt to abate such infringement, [*****] may prosecute such an infringement at its own expense, controlling such action and retaining all recoveries therefrom. With respect to any such infringement action prosecuted by [*****] in good faith in which [*****] has not recovered an amount equal to or greater than its litigation expenses, [*****].

8.8	If a declaratory judgment action is brought naming [*****] as a defendant and alleging invalidity of any of the PATENT RIGHTS, [*****] may elect to take over the sole defense of the action at its own expense. [*****] shall cooperate fully with [*****] in connection with any such action at [*****] expense.

ARTICLE IX
TERMINATION OF AGREEMENT

9.1	This Agreement, unless terminated as provided herein, shall remain in effect until the last patent or patent application containing a VALID CLAIM in the PATENT RIGHTS has expired or been abandoned.

9.2	TJU may terminate this Agreement as follows:

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Execution Version

(a)	If LICENSEE does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with Section 5.4(e)) within thirty (30) days after the date of notice in writing of such non-payment by TJU.

(b)	If LICENSEE defaults in its obligations under Sections 10.3(c) to procure and maintain insurance and if LICENSEE fails to cure such default within thirty (30) days after the date of notice in writing of such default by TJU.

(c)	If, at any time after three (3) years from the Effective Date of this Agreement, LICENSEE has defaulted under its obligations pursuant to Section 3.3(d) and LICENSEE fails to cure such default within sixty (60) days after the date of notice in writing of such default by TJU, or taken steps reasonably intended to cure such default where such default is, by its nature, not susceptible to cure during such sixty day period.

(d)	If LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, shall have been declared bankrupt by a court of competent jurisdiction, makes use of any law or regulation for relief from creditors, or reorganizations or restructures in order to avoid creditors. Such termination shall be effective immediately upon TJU giving written notice to LICENSEE.

(e)	If an examination by TJU’s accountant pursuant to Article VI shows an underpayment by LICENSEE in excess of [*****] period or in excess of [*****], whichever is less, and LICENSEE has not paid the amount of the underpayment to TJU within fifteen (15) days after receipt of the report from the accountant.

(f)	If LICENSEE is convicted of a felony relating to the manufacture, use, or sale of LICENSED PRODUCTS and/or LICENSED PROCESSES.

(g)	Except as provided in Subsections (a), (b), (c), (d), (e), and (f) above, if LICENSEE defaults in a material respect in the performance of any obligations under this Agreement and the default has not been remedied within sixty (60) days after the date of notice in writing of such default by TJU.

9.3	LICENSEE shall provide, in all sublicenses granted by it under this Agreement, that LICENSEE’s interest in such sublicense shall, at TJU’s option, be terminated, provided that, at TJU’s option, such sublicensee may enter into a direct license with TJU on the terms and conditions hereunder, as applied mutatis mutandis to such sublicensee.

9.4	LICENSEE may terminate this Agreement by giving ninety (90) days advance written notice of termination to TJU. Upon termination, LICENSEE shall submit a final royalty report to TJU and any royalty payments and unreimbursed legal expenses due to TJU shall become immediately payable. Upon termination by LICENSEE, all obligations and duties under this license shall cease and terminate and LICENSEE agrees to execute all reasonable documentations requested evidencing such termination.

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Five asterisks denote omissions.

Execution Version

9.5	Sections 6.1, 6.2, 6.3, 7.1, 8.5, 9.3, 9.4, 9.5, 10.2, 10.3, 10.4, 10.5, 10.8, 10.9 and 10.11 of this Agreement and all other provisions of this Agreement which are intended to have effect after termination of this Agreement shall survive termination of this Agreement for the respective durations stated therein, and where no duration is stated, shall survive indefinitely.

ARTICLE X
GENERAL

10.1	TJU does not warrant the validity of the PATENT RIGHTS within the FIELD licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS within the FIELD or that such PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or a SUBLICENSEE without infringing other patents.

10.2	TJU EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS WITHIN THE FIELD OR INFORMATION SUPPLIED BY TJU, LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT. IN NO EVENT WILL TJU BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTIONS, LICENSED PRODUCTS AND/OR LICENSED PROCESSES. EVEN IF ADVISED OF THE POSSIBILITY THEREOF, AND IN NO EVENT SHALL TJU’S LIABILITY EXCEED AMOUNTS PAID BY LICENSEE TO TJU HEREUNDER DURING [*****] PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

10.3	(a)	LICENSEE shall indemnify, defend and hold harmless TJU and its current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the “Indemnitees”), from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorney’s fees and other costs and expenses of litigation) (collectively, “Claims”), based upon, arising out of, or otherwise relating to any cause of action relating to product liability concerning any LICENSED PRODUCT or LICENSED PROCESS made, used, sold, performed or provided pursuant to any right or license granted under this Agreement.

(b)	LICENSEE shall, at its own expense, assume the defense of any Claims brought against Indemnitees using attorneys reasonably acceptable to TJU hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

(c)	Beginning at the time any such LICENSED PRODUCT or LICENSED PROCESS is being commercially distributed or sold (other than for the purpose of

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obtaining regulatory approvals) by LICENSEE or by a SUBLICENSEE, an AFFILIATE or an agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [*****] per incident and [*****] annual aggregate and naming Indemnitees as additional insured. During clinical trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as TJU shall require, naming Indemnitees as additional insured. Such commercial general liability insurance shall provide: (i) product liability coverage; and (ii) broad form contractual liability coverage for LICENSEE’s indemnification under this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [*****] annual aggregate) LICENSEE must notify TJU at least sixty (60) days in advance of commencing any such self-insurance program and such self-insurance program must be acceptable to TJU. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification or other obligations under this Agreement.

(d)	LICENSEE shall provide TJU with written evidence of such insurance upon request of TJU. LICENSEE shall provide TJU with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, TJU shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

(e)	LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during: (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by LICENSEE or by a SUBLICENSEE, an AFFILIATE or agent of LICENSEE; and (ii) a reasonable period after the period referred to in Subsection (e)(i) above which in no event shall be less than [*****].

10.4	LICENSEE shall not use TJU’s name or insignia, or any adaptation of them, or the name of any of TJU’s inventors in any advertising, publicity, promotional activities or sales literature without the prior written approval of TJU except in announcing to the public the existence of this Agreement. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by LICENSEE of the name, “Thomas Jefferson University” or the name of any campus of Thomas Jefferson University in advertising, publicity, or other promotional activities is expressly prohibited.

10.5	This Agreement and the rights and duties hereunder may not be assigned by either party without first obtaining the written consent of the other which consent will not be

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unreasonably withheld. Any such purported assignment, without the written consent of the other party, will be null and of no effect. Notwithstanding the foregoing, LICENSEE may assign this Agreement to a purchaser, or successor in-interest or acquirer of substantially all of the LICENSEE’s assets or business and/or pursuant to any reorganization or merger.

10.6	The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. All rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code

10.7	LICENSEE shall comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or SUBLICENSEES, and that it will defend and hold TJU harmless in the event of any legal action of any nature occasioned by such violation.

10.8	LICENSEE agrees: [*****]. LICENSEE also agrees to register or record this Agreement as is required by law or regulation in any country where the license is in effect.

10.9	Any notices to be given hereunder shall be sufficient if signed by the party (or party’s attorney) giving same and either: (i) delivered in person; (ii) mailed certified mail return receipt requested; or (iii) faxed to other party if the sender has evidence of successful transmission and if the sender promptly sends the original by ordinary mail, in any event to the following addresses:

If to LICENSEE:
Clementia Pharmaceuticals, Inc.
1375 Transcanadian Highway, Suite 200
Dorval, Quebec, H9P 2W8
Canada
Attention:
Phone: [*****]

With a copy to:
Mintz Levin Cohn Ferris Glovsky and Popeo, PC
One Financial Center
Boston, MA 02111
Attn: John A. Dellapa

Tel [*****]
Fax: [*****]

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If to TJU:
Office of Technology Transfer & Business Development
Thomas Jefferson University
1020 Locust Street, Suite M34
Philadelphia, PA 19107 U.S.A.
Attention: Executive Director, Office of Technology Transfer & Business Development
Phone: [*****]
Fax: [*****]

With a copy to TJU University Counsel at
Office of University Counsel
Thomas Jefferson University
1020 Walnut Street, 6th Floor
Philadelphia, PA 19107
U.S.A.
Phone: [*****]
Fax: [*****]

By such notice either party may change their address for future notices. Notices delivered in person shall be deemed given on the date delivered. Notices sent by fax shall be deemed given on the date faxed. Notices mailed shall be deemed given five (5) days following the date postmarked on the envelope. Notices sent by reputable express courier shall be deemed given one (1) day following the date delivered to the courier.

10.10	Should a court of competent jurisdiction later hold any provision of this Agreement to be invalid, illegal, or unenforceable, and such holding is not reversed on appeal, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

10.11	In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflict amicably between themselves. Subject to the limitations expressly stated in this section, any such conflict which the parties are unable to resolve promptly shall be settled through arbitration conducted in accordance with the rules of the American Arbitration Association. The demand for arbitration shall be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statute of limitation. Such arbitration shall be held in Philadelphia, Pennsylvania. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim in any action brought by a third

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party, to which the subject matter of this Agreement may be relevant. The prevailing party in any arbitration shall be afforded reasonable costs and attorney fees. Notwithstanding any other provision of this Agreement to the extent any other provision is inconsistent herewith, no arbitrator(s) or any other third party involved in resolving or otherwise addressing any dispute may limit, expand or otherwise modify the terms of this Agreement. The provisions of this Section shall not apply to:

(i)	prevent a party from seeking a temporary restraining order or injunctive or other equitable relief with respect to a breach (or attempted breach) of this Agreement by the other party;

(ii)	prevent a party from instituting litigation or other formal proceedings to the extent necessary (i) to avoid the expiration of any applicable limitations period or (ii) to preserve a superior position with respect to other creditors; or

(iii)	to any claim with respect to ownership or infringement or PATENT RIGHTS.

Such claims (described in subsections (i) through (iii) above) will not be subject to arbitration or other alternate dispute resolution and instead will be subject to judicial resolution, and either party may apply to any court of competent jurisdiction for such relief.

10.12	This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any amendment, modifications, condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

10.13	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one Agreement.

10.14	The failure of any party at any time to enforce its rights hereunder strictly in accordance with the same shall not be construed as having created a custom contrary to the specific provisions hereof or as having in any way modified or waived same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Thomas Jefferson University	Clementia Pharmaceuticals, Inc.

/s/ Theodore Taraschi	/s/ Clarissa Desjardins
Theodore Taraschi, PhD	Clarissa Desjardins, Ph.D.
Vice President for Research	Chief Executive Officer

2/19/2014	Feb. 19, 2014
Date	Date

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Appendix A

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